Exhibit 99.1

Kodak Reports First-Quarter 2020 Financial Results

ROCHESTER, N.Y.--(BUSINESS WIRE)--May 12, 2020--Eastman Kodak Company (NYSE: KODK) today reported financial results for the first quarter 2020, including consolidated revenues of $267 million.

Highlights include:

  Consolidated revenues for Q1 2020 of $267 million.
  GAAP net loss of $111 million for the quarter ended March 31, 2020.
    Current quarter net loss includes expense of $167 million related to the increase in deferred tax valuation allowances for locations outside the U.S. and income of $53 million related to the change in fair value of embedded derivatives in the Series A Preferred Stock and Convertible Notes.
  Operational EBITDA for the quarter of negative $8 million.
  The company ended the quarter with a cash balance of $209 million.

“Kodak started the quarter on a positive trajectory and the actions we took last year to strengthen our balance sheet are helping us manage through the slowdown,” said Jim Continenza, Kodak’s Executive Chairman. “Kodak employees have risen to the challenge of the pandemic, continuing to serve our customers and redirecting resources to produce isopropyl alcohol for hand sanitizer and manufacture face masks using our ESTAR film base. Looking forward, we will continue with our plans to double down on digital print, launch exciting new products and realign our business to focus on customers.”

For the quarter ended March 31, 2020, revenues decreased by approximately $24 million compared with the same period in 2019. Kodak ended the quarter with a cash balance of $209 million, down from the December 31, 2019 cash balance of $233 million.

“For the quarter we used $24 million of cash, after giving effect to the release of $25 million of restricted cash,” said David Bullwinkle, Kodak’s CFO. “During the economic slowdown caused by the COVID-19 situation, we are managing our working capital tightly to ensure sustainability for our customers and employees. We continue to pursue cost-reduction efforts to preserve cash and position Kodak for a strong rebound when business conditions start to improve.”

Revenue and Operational EBITDA by Reportable Segment Q1 2020 vs. Q1 2019

($ millions)

Q1 2020 Actuals	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$154	$65	$42	$3	$264
Operational EBITDA *	$1	$(2)	$(9)	$2	$(8)

Q1 2019 Actuals	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$166	$72	$48	$3	$289
Operational EBITDA *	$6	$(1)	$(11)	$1	$(5)

Q1 2020 vs. Q1 2019 Actuals B/(W)	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$(12)	$(7)	$(6)	$-	$(25)
Operational EBITDA *	$(5)	$(1)	$2	$1	$(3)

Q1 2020 Actuals on constant currency ** vs. Q1 2019 Actuals B/(W)	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$(10)	$(6)	$(6)	$-	$(22)
Operational EBITDA *	$(5)	$(1)	$2	$1	$(3)

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.
** The impact of foreign exchange represents the 2020 foreign exchange impact using average foreign exchange rates for the three months ended March 31, 2019, rather than the actual average exchange rates in effect for the three months ended March 31, 2020.
Eastman Business Park segment is not a reportable segment and is excluded from the table above.

About Kodak
Kodak is a global technology company focused on print and advanced materials & chemicals. We provide industry-leading hardware, software, consumables and services primarily to customers in commercial print, packaging, publishing, manufacturing and entertainment. We are committed to environmental stewardship and ongoing leadership in developing sustainable solutions. Our broad portfolio of superior products, responsive support and world-class R&D make Kodak solutions a smart investment for customers looking to improve their profitability and drive growth. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at Kodak.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s expectations and various assumptions.

Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2019 under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve cash forecasts, financial projections and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt and Series A Preferred Stock; the impact of the global economic environment or medical epidemics such as the COVID-19 pandemic; changes in foreign currency exchange rates, commodity prices and interest rates; Kodak’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; Kodak’s ability to effectively compete with large, well-financed industry participants; continued sufficient availability of borrowings and letters of credit under Kodak’s revolving credit facility, Kodak’s ability to obtain additional financing if and as needed and Kodak’s ability to provide or facilitate financing for its customers; the performance by third parties of their obligations to supply products, components or services to Kodak; and Kodak’s ability to effect strategic transactions, such as divestitures, acquisitions, strategic alliances and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions.

There may be other factors that may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

A. NON-GAAP MEASURES

In this first quarter 2020 financial results news release, reference is made to the following non-GAAP financial measures:

  Operational EBITDA; and
  Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the three months ended March 31, 2019, rather than the actual average exchange rates in effect for the three months ended March 31, 2020.

The following table reconciles the most directly comparable GAAP measure of Net Loss to Operational EBITDA for the three months ended March 31, 2020 and 2019, respectively:

(in millions)
	Q1 2020	Q1 2019	$ Change
Net Loss	$(111)	$(18)	$(93)
All Other	1	1	-
Depreciation and amortization	10	15	(5)
Restructuring costs and other (1)	7	2	5
Stock based compensation	1	3	(2)
Consulting and other costs (2)	-	3	(3)
Idle costs (3)	-	1	(1)
Former CEO separation agreement compensation	-	2	(2)
Other operating income, net, excluding income from transition services agreement (4)	(6)	-	(6)
Interest expense (1)	4	3	1
Pension income excluding service cost component (1)	(26)	(27)	1
Other (income) charges, net (1)	(53)	1	(54)
Loss from discontinued operations, net of income tax (1)	-	6	(6)
Provision for income taxes (1)	165	3	162
Operational EBITDA	$(8)	$(5)	$(3)

Footnote Explanations:

  As reported in the Consolidated Statement of Operations.
  Consulting and other costs are primarily professional services and internal costs associated with certain corporate strategic initiatives.
  Consists of costs such as security, maintenance and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.
  $2 million of income from the transition services agreement related to the sale of the Flexographic Packaging Business was recognized in the quarter ended March 31, 2020. The income was reported in Other operating income, net in the Consolidated Statement of Operations. Other operating income, net is typically excluded from the segment measure. However, the income from the transition services agreement was included in the segment measure.

B. FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in millions)
	Three Months Ended March 31,
	2020	2019
Revenues
Sales	$210	$224
Services	57	67
Total revenues	267	291
Cost of revenues
Sales	191	205
Services	40	46
Total cost of revenues	231	251
Gross profit	36	40
Selling, general and administrative expenses	48	59
Research and development costs	9	11
Restructuring costs and other	7	2
Other operating income, net	(7)	—
Loss from continuing operations before interest expense, pension income excluding service cost component, other (income) charges, net and income taxes	(21)	(32)
Interest expense	4	3
Pension income excluding service cost component	(26)	(27)
Other (income) charges, net	(53)	1
Earnings (loss) from continuing operations before income taxes	54	(9)
Provision for income taxes	165	3
Loss from continuing operations	(111)	(12)
Loss from discontinued operations, net of income taxes	—	(6)
Net loss	$(111)	$(18)

The notes accompanying the financial statements contained in the Company’s first quarter 2020 Form 10-Q are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Unaudited)
(in millions)

	March 31,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$209	$233
Trade receivables, net of allowances of $12 and $8, respectively	183	208
Inventories, net	236	215
Restricted cash - current portion	8	12
Other current assets	31	36
Current assets held for sale	2	2
Total current assets	669	706
Property, plant and equipment, net of accumulated depreciation of $413 and $423, respectively	165	181
Goodwill	12	12
Intangible assets, net	43	47
Operating lease right-of-use assets	49	49
Restricted cash	24	45
Deferred income taxes	—	147
Other long-term assets	258	228
TOTAL ASSETS	$1,220	$1,415

LIABILITIES, REDEEMABLE, CONVERTIBLE PREFERRED STOCK AND EQUITY (DEFICIT)
Accounts payable, trade	$152	$153
Short-term borrowings and current portion of long-term debt	2	2
Current portion of operating leases	11	12
Other current liabilities	175	201
Total current liabilities	340	368
Long-term debt, net of current portion	111	109
Pension and other postretirement liabilities	372	378
Operating leases, net of current portion	48	48
Other long-term liabilities	190	231
Total liabilities	1,061	1,134

Commitments and Contingencies (Note 11)

Redeemable, convertible Series A preferred stock, no par value, $100 per share liquidation preference	184	182

Equity (Deficit)
Common stock, $0.01 par value	—	—
Additional paid in capital	600	604
Treasury stock, at cost	(9)	(9)
Accumulated deficit	(190)	(79)
Accumulated other comprehensive loss	(426)	(417)
Total shareholders' equity (deficit)	(25)	99
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY (DEFICIT)	$1,220	$1,415

The notes accompanying the financial statements contained in the Company’s first quarter 2020 Form 10-Q are an integral part of these consolidated financial statements.

Contacts

Media Contact:
Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:
Paul Dils, Kodak, +1 585-724-4053, shareholderservices@kodak.com